UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

TradeStation Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 20, 2011, TradeStation Group, Inc., a Florida corporation (the “Company”), Monex Group, Inc., a Japanese corporation (“Monex”), and Felix 2011 Acquisition Sub, Inc., a Florida corporation (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Purchaser commenced a tender offer (the “Offer”) on May 10, 2011 to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company at a purchase price of $9.75 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”) and the related letter of transmittal, which were attached as exhibits to the Tender Offer Statement on Schedule TO, filed by Purchaser with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2011.

The Offer expired at 12:00 midnight, New York City time, on Tuesday, June 7, 2011, at which time, based on information from American Stock Transfer & Trust Company, LLC, the depositary for the Offer, the Company’s shareholders have validly tendered and not withdrawn 32,238,029 Shares (including Shares tendered pursuant to the guaranteed delivery procedures), which represented approximately 74.3% of the outstanding Shares on a fully diluted basis, and 80.3% of the then outstanding Shares on a non-fully diluted basis, and therefore satisfied the “minimum tender condition” of the Offer (which required the tender of a majority of the Company’s outstanding Shares on a fully diluted basis). Purchaser accepted for payment all validly tendered Shares. Based on the Offer Price and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery), at the expiration of the Offer, the value of the Shares accepted for payment by Purchaser pursuant to the Offer was approximately $314.3 million. The funds used to purchase the Shares were provided by Monex to Purchaser as further described below. On June 8, 2011, the Company and Monex issued a joint press release announcing the completion of the Offer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 8, 2011, subsequent to the expiration of the Offer and pursuant to the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company on June 10, 2011, 12,369,184 newly-issued Shares (the “Top-Up Shares”) at the Offer Price per Share in exchange for $123,691.84 in cash, representing the aggregate par value of the Top-Up Shares, and a promissory note issued by Purchaser to the Company in the aggregate principal amount of $120,475,852.16, bearing interest at the prime rate as from time to time publicly announced by JP Morgan Chase Bank N.A. and due one year from the date of delivery of the promissory note. The Top-Up Shares, when added to the number of Shares owned by Purchaser, Monex and its wholly-owned subsidiaries (other than treasury shares or Shares in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity for the benefit of customers or clients, or shares held in satisfaction of a debt previously contracted, if any) immediately prior to the exercise of the Top-Up Option, constitute approximately one share more than 80% of the outstanding Shares on a fully diluted basis. The Top-Up Shares were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended.

On June 10, 2011, Monex completed the acquisition of the Company through a short-form merger (the “Merger”) in accordance with Section 607.1104 of the Florida Business Corporation Act (the “FBCA”), without the need for a meeting of the Company’s shareholders. At the effective time of the Merger, each Share then outstanding (other than any Shares in respect of which appraisal rights are validly exercised under the FBCA and any Shares owned by the Company, Monex or any of their subsidiaries (including Purchaser, but other than Shares in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity for the benefit of customers or clients, or shares held in satisfaction of a debt previously contracted, if any)) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive the Offer Price in cash, without interest and subject to any required withholding taxes. The net transaction value of the Offer and the Merger was approximately $402 million, which includes the aggregate consideration to cash out certain employee stock options and other stock-based compensation of the Company. On June 10, 2011, the Company and Monex issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Monex has provided or will provide Purchaser with sufficient funds paid or to be paid in connection with the Offer and the Merger. According to the Offer to Purchase, Monex has received commitments from Shinsei Bank, Limited and Mizuho Corporate Bank, Ltd. to loan, in the aggregate, the equivalent of approximately $247.1 million.

As a result of the completion of the Offer, a change in control of the Company occurred and, as a result of the completion of the Merger, the Company has become a direct wholly-owned subsidiary of Monex.

Upon completion of the Offer, Purchaser acquired control of more than 50% of the Company’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of the Marketplace Rules (the “Marketplace Rules”) of The NASDAQ Stock Market LLC (“NASDAQ”). Therefore, as of June 8, 2011, the Company is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to the Company’s Board of Directors being comprised of a majority of independent directors, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Nominating Committee of the Company’s Board of Directors, respectively. The controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) of the Marketplace Rules or the requirement for executive sessions of independent directors under Rule 5605(b)(2) of the Marketplace Rules.

References to, and descriptions of, the Merger Agreement as set forth herein are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Form 8-K dated April 21, 2011, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2011, the Company notified NASDAQ of the completion of the Merger and requested that NASDAQ file a notification with the SEC to delist and deregister the Company’s common stock. On June, 10, 2011, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common stock, which will become effective 10 days after the Form 25 was filed with the SEC. Upon effectiveness of the Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its common stock under Section 12(g) of the Exchange Act and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosures contained under Item 2.01 relating to the issuance of the Top-Up Shares are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures contained under Item 2.01 relating to the effect of the Merger on outstanding Shares (other than any Shares in respect of which appraisal rights are validly exercised under the FBCA and any Shares held by the Company, Monex or any of their subsidiaries (including Purchaser, but other than Shares in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity for the benefit of customers or clients, or shares held in satisfaction of a debt previously contracted, if any)) are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures contained under Items 2.01 and 5.02 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, subject to compliance with applicable law, promptly upon payment for Shares by Purchaser to consummate the Offer, Monex is entitled to designate at least a majority of the members of the Board of Directors of the Company. Accordingly, as previously disclosed, on May 9, 2011, Nathan D. Leight irrevocably submitted his resignation as a director of the Company and as a member of all committees of the Board of Directors of the Company, with such resignation to be effective only upon (1) the consummation of the Offer and (2) the acceptance of such resignation by the Board of Directors of the Company on behalf of the Company. On June 8, 2011, in accordance with the Merger Agreement, Monex provided its instruction for the Company to accept Mr. Leight’s resignation, and the Board of Directors of the Company accordingly accepted Mr. Leight’s resignation on behalf of the Company. Mr. Leight resigned pursuant to the Merger Agreement and not because of any disagreements relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, on June 8, 2011, Oki Matsumoto, Tadasu Kawai, Jun Makihara, Masaki Ueda and Takashi Oyagi were each appointed as a director of the Company. Information about the directors designated for appointment by Monex has been previously disclosed in the Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, which was contained in the Schedule 14D-9, filed by the Company with the SEC on May 10, 2011 (as amended, the “Schedule 14D-9”) and incorporated herein by reference. There are no family relationships among such individuals or between any such individual and any of the existing directors or executive officers of the Company. Except as disclosed in the Schedule 14D-9, there have been no transactions and there are no currently proposed transactions in which the Company was or is to be a participant and in which any of such individuals had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S-K. Except as disclosed in the Schedule 14D-9, there is no plan, contract or arrangement to which any of such individuals is a party or in which any of such individuals participates that was or will be entered into, or any amendment to such a plan, contract or arrangement, in connection with any of their appointment as a director of the Company and there was and will be no grant or award to any of such individuals, or modification thereto, under any such plan, contract or arrangement in connection with any of their appointment as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 8, 2011

99.2	Press Release dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

Date: June 13, 2011	By:	/s/ David H. Fleischman
		Name:	David H. Fleischman
		Title:	Chief Financial Officer, Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 8, 2011

99.2	Press Release dated June 10, 2011